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                                                                       EXHIBIT 1


                                  $250,000,000
                            THE ALLSTATE CORPORATION

                7 1/8% Senior Quarterly Interest Bonds ("QUIBS")
                                    Due 2097


                             ----------------------
                             UNDERWRITING AGREEMENT
                             ----------------------

























December 16, 1997




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                                                               December 16, 1997





Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
NationsBanc Montgomery Securities, Inc.
PaineWebber Incorporated
Salomon Brothers Inc
c/o      Morgan Stanley & Co. Incorporated
         1585 Broadway, 2nd Floor
         New York, New York  10036


Ladies and Gentlemen:

         The Allstate Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters"), for whom Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, NationsBanc Montgomery Securities, Inc., PaineWebber Incorporated and Salomon Brothers Inc are acting as Representatives (the "Representatives"), $250,000,000 principal amount of its 7 1/8% Senior Quarterly Interest Bonds registered under the Registration Statement referred to in Section 2(a) (the "Securities") to be issued pursuant to the provisions of an Indenture dated as of December 16, 1997, as supplemented by the First Supplemental Indenture dated as of December 16, 1997 (as so supplemented, the "Indenture") between the Company and State Street Bank and Trust Company, as Trustee (the "Trustee").

         1. Representations and Warranties. The Company represents and warrants to, and agrees with, each of the Underwriters that:

         (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-10857) under the Securities Act of 1933, as amended (the "Act"), which has become effective, for the registration under the Act of the Securities. The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement or supplements to the form of prospectus included in such registration statement relating to the Securities and the plan of distribution thereof. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus"; and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424 (including the Basic Prospectus as so supplemented) is hereinafter called the "Final Prospectus." Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 is hereinafter called the "Preliminary Final Prospectus." Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the "Exchange Act") on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference;

         (b) As of the date hereof, when the Final Prospectus is first filed or transmitted for filing pursuant to Rule 424 under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, and, the Indenture will comply


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in all material respects with the applicable requirements of the Act, the Trust
Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Exchange Act and the respective rules thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Final Prospectus, as amended or supplemented as of such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustees (the "Form T-1") or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information relating to such Underwriter or the underwriting arrangements furnished in writing to the Company by any Underwriter specifically for use in the Registration Statement and the Final Prospectus.

         (c) Each document incorporated by reference in the Registration Statement and the Final Prospectus will comply in all material respects, as amended at the time the Registration Statement becomes effective, with the Exchange Act.

         (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (e) Each subsidiary of the Company listed in Schedule III hereto (each, a "Principal Subsidiary") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation,

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has the corporate power and authority to own its property and to conduct its business as described in the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (f) This Agreement has been duly authorized, executed and delivered by the Company.

         (g) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         (h) The Securities have been duly authorized and, when the Securities are issued and delivered pursuant to this Agreement with respect to such Securities, such Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and

         (i) The issuance and sale of the Securities and compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument for borrowed money to which the Company or any Principal Subsidiary is a party or by which the Company or any of its Principal Subsidiaries is bound or to which any of the property or assets of the Company or any of its Principal Subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any of its Principal Subsidiaries or any statute or any order, rule

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or regulation of any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its Principal Subsidiaries or any of their properties, in each case other than such breaches, conflicts, violations or defaults which, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries considered as a whole, and no authorization, approval, order, consent, registration or qualification of or with any such court or insurance regulatory authority or other governmental agency or body is required for the issue or sale of the Securities, except (i) the registration under the Act of the Securities; and (ii) such authorizations, approvals, orders, consents, registrations or qualifications as may be required under the Trust Indenture Act or state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, in each case other than such authorizations, approvals, orders, consents, registrations or qualifications which (individually or in the aggregate) the failure to make, obtain or comply with would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (j) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

         2. Terms of Sale. The Company hereby agrees to sell to the several Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective principal amounts of the Securities set forth in Schedule I hereto opposite their names at 96.85% of their principal amount -- the purchase price -- plus accrued interest, if any, from December 19, 1997 to the date of payment and delivery.

         3. Payment and Delivery of the Securities. Payment for the Securities shall be made by wire transfer payable to the order of the Company in immediately available funds at the office of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York, at 10:00 A.M., local time, on December 19, 1997, or at such other time on the same or such other date, not later than

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December 24, 1997, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Time of Delivery" for such Securities.

         Payment for the Securities shall be made against delivery to you or a depositary on your behalf for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

         4. Company Covenants. The Company agrees with each of the Underwriters of the Securities:

         (a) (i) To prepare the Final Prospectus as amended and supplemented in relation to the Securities in a form approved by the Representatives and to timely file such Final Prospectus pursuant to Rule 424(b) under the Act; (ii) to make no further amendment or any supplement to the Registration Statement or Final Prospectus as amended or supplemented after the date hereof and prior to the Time of Delivery for the Securities unless the Representatives shall have had a reasonable opportunity to review and comment upon any such amendment or supplement prior to any filing thereof; (iii) to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of (I) the time when any amendment to any Registration Statement has been filed or becomes effective or any supplement to the Final Prospectus or any amended Final Prospectus has been filed with the Commission, (II) the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Final Prospectus, (III) the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose,


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or (IV) any request by the Commission for the amending or supplementing of any
Registration Statement or the Final Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Final Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

         (b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities and insurance securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

         (c) To furnish the Underwriters with copies of the Final Prospectus as amended or supplemented in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities, and if at such time any event shall have occurred as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Final Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Final Prospectus or to file under the Exchange Act any document incorporated by reference in the Final Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Final Prospectus or a supplement to the Final Prospectus or a document incorporated by reference in the Final Prospectus which will correct such statement or omission or effect such compliance;
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

         (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder; and

         (e) During the period beginning from the date hereof and continuing to and including the latter of (i) the termination of trading restrictions for the Securities, as notified to the Company by the Representatives or their counsel and (ii) the Time of Delivery for the Securities, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company which are substantially similar to the Securities, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

         5. Fees and Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, any Blue Sky Survey and any Legal Investment Memoranda in connection with the offering, purchase, sale and delivery of the Securities; (iii) all reasonable expenses in connection with the qualification of the Securities for offering and sale under state securities and insurance securities laws as provided in Section 4(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment surveys; (iv) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (v) any fees charged by securities rating services for rating the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of any Trustee, Paying Agent or Transfer Agent

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
and the fees and disbursements of counsel for any such Trustee, Paying Agent or Transfer Agent in connection with the Indenture and the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided in this Section. It is understood, however, that, except as provided in this Section, Section 7 and
Section 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

         6. Conditions to Underwriters' Obligations. The obligations of the Underwriters of the Securities shall be subject to the condition that all representations and warranties of the Company herein are, at and as of the Time of Delivery for the Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder to be performed at or before such Time of Delivery, and the following additional conditions:

         (a) The Final Prospectus as amended or supplemented in relation to the Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction;

         (b) Kirkland & Ellis, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery for the Securities, in form and substance reasonably satisfactory to you, to the effect that:

                         (i)  The Company is validly existing as a
corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its

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properties and conduct its business as described in the Final Prospectus as amended and supplemented;

                        (ii) This Agreement has been duly authorized, executed and delivered by the Company;

                       (iii) The Securities have been duly authorized, and (assuming their due authentication by the Trustee) have been duly executed, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and the Securities and the Indenture conform in all material respects to the descriptions thereof in the Final Prospectus as amended or supplemented;

                        (iv) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                         (v)  The Registration Statement and the Final
Prospectus as amended or supplemented and any further amendments thereto made by the Company prior to such Time of Delivery for the Securities (in each case other than with respect to the financial statements, financial, accounting and statistical data and related schedules incorporated by reference or included therein or excluded therefrom, or the exhibits to the Registration Statement including the Form T-1, as to which such counsel need express no opinion or belief), appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder; provided that, such counsel shall not be deemed to be passing upon and shall not be required to assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Final Prospectus;

                        (vi) As such counsel, such counsel reviewed the Registration Statement and Final Prospectus as amended or

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supplemented, participated in discussions with representatives of the
Underwriters and of the Company and its accountants at which contents of the Registration Statement and Final Prospectus as amended or supplemented and related matters were discussed; on the basis of the information that such counsel gained in the course of the performance of their services referred to above, although such counsel shall not be deemed to be passing upon and shall not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectuses and not be required to have made an independent check or verification thereof (except as described in paragraph (ii) hereof), on the basis of the foregoing, no facts have come to the attention of such counsel in the course of such review which have led such counsel to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the Time of Delivery (other than the financial statements and the financial, accounting and statistical data and related schedules incorporated by reference or included therein or excluded therefrom, or the exhibits to the Registration Statement including the Form T-1, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date or the Time of Delivery, the Final Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and financial, accounting and statistical data and related schedules incorporated by reference or included therein or excluded therefrom, or the exhibits to the Registration Statement including the Form T-1, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made not misleading; and

                       (vii) the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

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

         (c) Robert W. Pike, Vice President, Secretary and General Counsel of the Company, shall have furnished to you his written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

             (i) Each of Allstate Insurance Company ("AIC") and Allstate Life Insurance Company ("ALIC") has been duly incorporated and is validly existing as an insurance corporation under the laws of the State of Illinois, with corporate power and authority to own its properties and conduct its business as described in the Final Prospectus as amended or supplemented;

             (ii) All of the issued shares of capital stock of each Principal Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, and are owned of record directly or indirectly by the Company, AIC or ALIC, as the case may be (such counsel being entitled to rely in respect of the opinion in this clause (ii) upon opinions of local or in-house counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

             (iii) Each Principal Subsidiary is duly licensed or authorized as an insurer or reinsurer in each other jurisdiction where it is required to be so licensed, except where the failure to be so licensed or authorized in any such jurisdiction does not have a material adverse effect on the financial condition, business or properties of the Company and its subsidiaries considered as a whole; the Company and each Principal Subsidiary have made all required filings under applicable insurance holding company statutes, and each is duly licensed or authorized as an insurance holding company in each jurisdiction where it is required to be so licensed, except where the failure to have made such filings or to be so licensed or authorized in any such jurisdiction does not have a material adverse effect on the financial condition, business or properties of the Company and its subsidiaries considered as a whole; the Company and each Principal Subsidiary have all necessary authorizations, approvals, orders, consents, registrations or qualifications of and from all insurance regulatory authorities to conduct their respective businesses as described in the Final Prospectus as


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

amended or supplemented, except where the failure to have such authorizations, approvals, orders, consents, registrations or qualifications does not have a material adverse effect on the financial condition, business or properties of the Company and its subsidiaries considered as a whole; and none of the Company or any Principal Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, registration or qualification from such insurance regulatory authority is needed to be obtained by any of the Company or any Principal Subsidiary in any case where it could be reasonably expected that (x) the Company or any Principal Subsidiary would in fact be required either to obtain any such additional authorization, approval, order, consent, registration or qualification or cease or otherwise limit writing certain business and (y) obtaining such authorization, approval, order, consent, license, certificate, permit, registration or qualification or limiting such business would have a material adverse effect on the business, financial position or results of operations of the Company and its subsidiaries, considered as a whole (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local or in-house counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

             (iv) To the best of such counsel's knowledge, each Principal Subsidiary is in compliance with the requirements of the insurance laws and regulations of its state of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to such Principal Subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, or is subject to no material liability or disability by reason of the failure to so comply or file (such counsel being entitled to rely in respect of this clause upon opinions of local or in-house counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);
                                      -13-

             (v) To the best of such counsel's knowledge and other than as set forth in the Final Prospectus as amended or supplemented, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the financial condition, business or properties of the Company and its subsidiaries considered as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened;

             (vi) The issuance and sale of the Securities and the performance by the Company of its obligations under the Indenture, the Securities or this Agreement and the consummation by the Company of the transactions contemplated therein and herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument relating to the Company or any of its subsidiaries, as such agreements or instruments have been amended (which indentures, mortgages, deeds of trust, loan agreements or other agreements or instruments may be specified by such counsel on a schedule attached to his opinion); nor will any such action result in any violation of the provisions of the Certificate or the By-Laws or any applicable United States law or statute or any order, rule or regulation of any United States court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties, provided, that the foregoing opinion is limited to those statutes, laws, rules and regulations of the United States of America, the State of Delaware and the State of Illinois, in each case, which, in the opinion of such counsel, are normally applicable to transactions of the type contemplated by this Agreement, and provided further, that no opinion need be given with respect to (A) the Act, the Exchange Act, the Trust Indenture Act, the rules and regulations issued pursuant to each such act, any order, rule or regulation made or established by any insurance official or regulatory authority or the National Association of Securities Dealers, Inc., or state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters or (B) conflicts, breaches or violations which individually and in the aggregate both would not have a material adverse effect on the financial condition, business or operations of the Company and its subsidiaries taken as a whole and would not have a material adverse effect on the sale or ownership of the Securities (such counsel being entitled to rely in respect of the opinion in this clause (vi) upon opinions of local or in-house counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

            (vii) No consent, approval, authorization, order, registration or qualification of or with any United States court or governmental agency or body is required for the issue and sale of the Securities by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except that such counsel need not express any opinion with respect to such consents, approvals, authorizations, orders, registrations or qualifications (A) as may be required under the Act, the Exchange Act, the Trust Indenture Act, the rules and regulations issued pursuant to each such act, any order, rule or regulation made or established by any insurance official or regulatory authority or the National Association of Securities Dealers, Inc., or (B) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, (C) the absence of which individually or in the aggregate both are not material to the Company and its subsidiaries taken as a whole and would not have a material adverse effect on the sale or ownership of the Securities or (D) as may be required under foreign laws in connection with the purchase and distribution of the Securities by any international managers; provided, that the foregoing opinion is limited to those consents, approvals, authorizations, orders, registrations and qualifications under laws which, in the experience of such counsel, are normally applicable to transactions of the type contemplated by this Agreement;

             (viii) To the best of such counsel's knowledge, the Company and its subsidiaries, as applicable, have filed all notices, reports, documents or other information required to be filed pursuant to, and have obtained all authorizations, approvals, orders, consents, registrations or qualifications required to be obtained under, and have otherwise complied with all requirements of, all applicable insurance laws and regulations known to such counsel to be normally applicable to the transactions contemplated by this Agreement in connection with the issuance and sale by the Company of the Securities and, except as have been obtained pursuant to the foregoing clause, no filing, authorization, approval, order, consent, registration or qualification of or with any insurance regulatory agency having jurisdiction over the Company or any of its subsidiaries or any of their properties known to such counsel to be normally applicable to the transactions contemplated by this Agreement or the Indenture is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such filings, authorizations, approvals, orders, consents, registrations or qualifications which (individually or in the aggregate) the failure to make, obtain or comply with would not have a material adverse effect on the financial condition, business or properties of the Company and its subsidiaries considered as a whole;

           (ix) As general counsel to the Company, such counsel reviewed the Registration Statement and Final Prospectus as amended or supplemented, participated in various discussions with representatives of the Underwriters and of the Company and its accountants at which contents of the Registration Statement and Final Prospectus as amended or supplemented were discussed; on the basis of the information that such counsel gained in the course of his activities referred to above, such counsel confirms that the Registration Statement, as of its effective date, and the Final Prospectus, as amended or supplemented (in each case other than with respect to the financial statements, financial and accounting data and related schedules therein, as to which such counsel need express no opinion or belief), appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Final Prospectus as amended or supplemented (except as expressly set forth in such opinion), on the basis of the foregoing, no facts have come to the attention of such counsel in the course of such review which has caused such counsel to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and financial and accounting data and related schedules therein and other than information under the captions "Description of Debt Securities," "Description of Debt Warrants," "Description of Preferred Stock," "Description of Preferred Securities," "Description of Preferred Securities Guarantees" and "Plan of Distribution" in the Basic Prospectus and under the captions "Description of the Bonds" and "Underwriters" contained in the Final Prospectus as amended or supplemented, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein not misleading or that, as of its date, the Final Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to such Time 9of Delivery (other than the financial statements and financial and accounting data and related schedules therein and other than information under the captions "Description of Debt Securities," "Description of Debt Warrants," "Description of Preferred Stock," "Description of Preferred Securities," "Description of Preferred Securities Guarantees" and "Plan of Distribution" in the Basic

Prospectus and under the captions Description of the Bonds" and "Underwriters" contained in the Final Prospectus as amended or supplemented, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein not misleading or that, as of the Time of Delivery, either the Registration Statement or the Final Prospectus as amended or supplemented or any further amendment or supplement (when considered together with the document to which such supplement relates) thereto made by the Company prior to such Time of Delivery (other than the financial statements and financial and accounting data and related schedules therein and other than information under the captions "Description of Debt Securities," "Description of Debt Warrants," "Description of Preferred Stock," "Description of Preferred Securities," "Description of Preferred Securities Guarantees" and "Plan of Distribution" in the Basic Prospectus and under the captions "Description of the Bonds" and "Underwriters" contained in the Final Prospectus as amended or supplemented, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and he does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Final Prospectus as amended or supplemented or required to be described in the Registration Statement or the Final Prospectus as amended or supplemented which are not filed or described as required, in each case, other than with respect to the information under the captions "Description of Debt Securities," "Description of Debt Warrants," "Description of Preferred Stock," "Description of Preferred Securities," "Description of Preferred Securities Guarantees" and "Plan of Distribution" in the Basic Prospectus and under the captions "Description of the Bonds" and "Underwriters" contained in the Final Prospectus as amended or supplemented; and

             (x) On the basis of the information that such counsel gained in the course of the review referred to in paragraph (ix) above (but without passing upon or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the documents described below), such counsel confirms that no facts have come to the attention of such counsel in the course of such review which have caused such counsel to believe that the documents incorporated by reference in the Final Prospectus as amended or supplemented (other than the financial statements and financial, accounting and statistical data and related schedules therein or excluded therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, did not comply as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and he has no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of other documents that were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made not misleading.

         (d) LeBoeuf, Lamb, Greene & MacRae, L.L.P., special counsel to the Underwriters, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to you, covering the matters referred to in subparagraphs (ii), (iii), (iv) and (vi) of paragraph (b) above.

         (e) On the date hereof and the Time of Delivery of the Securities, Deloitte & Touche shall have furnished to the Representatives a letter, dated the effective date of the Registration Statement or, if more recently filed, the most recent report filed with the Commission containing financial statements and incorporated by reference in the Registration Statement if the date of such report is later than such effective date, and a letter dated such Time of Delivery, respectively, to the effect set forth in Schedule II hereto, and with respect to such letter dated such Time of Delivery, in form and substance satisfactory to the Representatives.

         (f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Final Prospectus as amended or supplemented any material adverse change in the financial condition, business or properties of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Final Prospectus as amended or supplemented (and other than a catastrophe not meeting the threshold contemplated by (w) below), and (ii) since the respective dates as of which information is given in the Final Prospectus as amended or supplemented there shall not have been (w) any catastrophe or any impending catastrophe which, in the Company's judgment, is highly probable to result in gross underwriting losses in excess of $500 million pursuant to insurance coverage written by the Company's subsidiaries, (x) any material addition, or any development involving a prospective material addition, to either the Company's consolidated reserve for property-liability insurance claims and claims expense or the Company's consolidated reserve for life insurance policy benefits or (y) any material increase in the consolidated long-term debt of the Company.

         (g) On or after the date hereof, (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or financial strength or claims paying ability by any of Moody's Investor Services, Inc., Standard & Poor's Corporation or A.M. Best & Co. and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or financial strength or claims paying ability, the effect of which, in any such case described in clause (i) or (ii), is in your judgment (after consultation with the Company) so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Final Prospectus as amended or supplemented;

         (h) On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the material outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iii) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Final Prospectus as amended or supplemented;

         (i) On or after the date hereof, there shall not have occurred any change in financial markets or any calamity or crisis that, in the mutual judgment of both the Company and the Representatives, makes it impractical to market the Securities on the terms and in the manner contemplated in the Final Prospectus as amended or supplemented; and

         (j) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery certificates of officers of the Company reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as the Representatives may reasonably request.

         7. (a) Indemnification and Contribution. The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Final Prospectus, the Registration Statement, the Final Prospectus, the Final Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement (when considered together with the document to which such supplement relates) thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Final Prospectus, the Registration Statement, the Final Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Final Prospectus as amended or supplemented relating to the Securities and, provided, further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any Preliminary Final Prospectus, the Final Prospectus or the Final Prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact such Underwriter sold the Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Final Prospectus or of the Final Prospectus as then amended or supplemented, whichever is most recent, in any case where such delivery is required by the Act if the Company had previously furnished copies thereof to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Final Prospectus which was corrected in the Final Prospectus (or the Final Prospectus as amended or supplemented).

         (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Final Prospectus, the Registration Statement, the Final Prospectus, the Final Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement (when considered together with the document to which such supplement relates) thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Final Prospectus, the Registration Statement, the Final Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly, with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party and who may act in respect of actions involving more than one indemnified party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything to the contrary in this Section 7, an indemnifying party shall only be liable for the legal fees and expenses of one national counsel and appropriate local counsel for the indemnified parties with respect to any proceeding or related proceedings and in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Morgan Stanley & Co. Incorporated.

         (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable consideration. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. With respect to any Underwriter, such relative fault shall also be determined by reference to the extent (if any) to which such losses, claims, damages or liabilities (or actions in respect thereof) with respect to any Preliminary Final Prospectus result from the fact that such Underwriter sold the Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Final Prospectus or of the Final Prospectus as then amended or supplemented, if the Company had previously furnished copies thereof to such Underwriter. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to the Securities and not joint.

         (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend upon the same terms and conditions, to each person, if any, who controls any Underwriters within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

         8. Default; Termination. (a) If, at the Time of Delivery, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to Section 2 be increased pursuant to this
Section 8 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, at the Time of Delivery any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Time of Delivery but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Final Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         (b) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         9. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, or the Company or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Securities.

         10. Reliance Upon Representatives. In all dealings hereunder, the Representatives shall act on behalf of the Underwriters and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such of the Representatives, if any, as may be designated for such purpose by Morgan Stanley & Co. Incorporated.

         11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to such Underwriters in the care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036, Fax (212) 761-0783, Attention:
Michael Fusco; if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 7(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

         12. Successors and Assigns. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, and, to the extent provided in Sections 7 and 8 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         13. "Business Day." As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         14.      GOVERNING LAW.  THIS AGREEMENT AND EACH PRICING
AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         15. Counterparts. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof.

                                         Very truly yours,

                                         THE ALLSTATE CORPORATION


                                         By:  ________________________
                                              Name:
                                              Title:


Accepted as of the date hereof:


MORGAN STANLEY & CO.
  INCORPORATED
GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE,
  FENNER & SMITH INCORPORATED
NATIONSBANC MONTGOMERY
  SECURITIES, INC.
PAINEWEBBER INCORPORATED
SALOMON BROTHERS INC

Acting on behalf of themselves
  and the several Underwriters
  named herein.

By MORGAN STANLEY & CO.
   INCORPORATED


By:  __________________________
         Name:
         Title:

                     SCHEDULE I TO UNDERWRITING AGREEMENT




                                                                      Principal
                                                                        Amount
Underwriters                                                           of Bonds
------------                                                           --------

Morgan Stanley & Co. Incorporated                                    $32,625,000
Goldman, Sachs & Co.                                                  32,625,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated                    32,625,000
NationsBanc Montgomery Securities, Inc.                               32,625,000
PaineWebber Incorporated                                              32,625,000
Salomon Brothers Inc                                                  32,625,000
BT Alex Brown Incorporated                                             1,875,000
CIBC Oppenheimer Corp.                                                 1,875,000
Donaldson, Lufkin & Jenrette Securities Corporation                    1,875,000
A.G. Edwards & Sons, Inc.                                              1,875,000
EVEREN Securities, Inc.                                                1,875,000
Fox-Pitt, Kelton Inc.                                                  1,875,000
Legg Mason Wood Walker, Incorporated                                   1,875,000
Lehman Brothers Inc.                                                   1,875,000
J.P. Morgan Securities Inc.                                            1,875,000
Olde Discount Corporation                                              1,875,000
SBC Warburg Dillon Reed Inc.                                           1,875,000
Tucker Anthony Incorporated                                            1,875,000
US Clearing Corp.                                                      1,875,000
Wheat, First Securities, Inc.                                          1,875,000
Advest, Inc.                                                             875,000
Robert W. Baird & Co. Incorporated                                       875,000
Blaylock & Partners, L.P.                                                875,000
J.C. Bradford & Co.                                                      875,000
Commerzbank Capital Markets Corporation                                  875,000
Cowen & Company                                                          875,000
Crowell, Weeden & Co.                                                    875,000
Dain Bosworth Incorporated                                               875,000
Fahnestock & Co. Inc.                                                    875,000
First Albany Corporation                                                 875,000
J.J.B. Hilliard, W.L. Lyons, Inc.                                        875,000
Interstate/Johnson Lane Corporation                                      875,000
Janney Montgomery Scott Inc.                                             875,000
Kennedy, Chabot Inc.                                                     875,000
McDonald & Company Securities, Inc.                                      875,000
McGinn, Smith & Co., Inc.                                                875,000
Mesirow Financial, Inc.                                                  875,000
Morgan Keegan & Company, Inc.                                            875,000
The Ohio Company                                                         875,000
Piper Jaffray Inc.                                                       875,000

                                                                       Principal
                                                                        Amount
Underwriters                                                           of Bonds
------------                                                           --------

Principal Financial Securities, Inc.                                     875,000
Rauscher Pierce Refsnes, Inc.                                            875,000
Raymond James & Associates, Inc.                                         875,000
Redwood Securities Group, Inc.                                           875,000
The Robinson-Humphrey Company, LLC                                       875,000
Roney & Co. L.L.C                                                        875,000
Muriel Siebert & Co., Inc.                                               875,000
Stephens Inc.                                                            875,000
Stifel, Nicolaus & Company, Incorporated                                 875,000
Sutro & Co. Incorporated                                                 875,000
Utendahl Capital Partners, L.P.                                          875,000
Wedbush Morgan Securities                                                875,000

                           Total...........................         $250,000,000
                                                                    ============

                      SCHEDULE II TO UNDERWRITING AGREEMENT

                  Pursuant to Section 6(e) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that: (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder; (ii) In their opinion, the financial statements, certain summary and selected consolidated financial and operating data, and any supplementary financial information and schedules (and, if applicable, pro forma financial information) audited by them and included or incorporated by reference in the Final Prospectus as amended or supplemented or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, and any supplementary financial information and schedules, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, and, as indicated in their report thereon, copies of which have been furnished to representatives of the Underwriters (the "Representatives"); (iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Final Prospectus as amended or supplemented, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                  (A) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows and certain summary and selected consolidated financial and operating data included or incorporated by reference in the Final Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder;

                  (B) any other unaudited income statement data and balance sheet items included or incorporated by reference in the Final Prospectus as amended or supplemented do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Final Prospectus as amended or supplemented;

                  (C) the unaudited financial statements which were not included or incorporated by reference in the Final Prospectus as amended or supplemented but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included or incorporated by reference in the Final Prospectus as amended or supplemented and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included or incorporated by reference in the Final Prospectus as amended or supplemented;

                  (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Final Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

                  (E) as of a specified date not more than five business days prior to the date of such letter, there have been any changes in the consolidated capital stock or any increase in the consolidated borrowings or consolidated reserve for property-liability insurance claims and claims expense or consolidated reserve for life insurance policy benefits, or asset reserves of the Company and its subsidiaries, or any decreases in consolidated fixed income securities available for sale, consolidated equity securities, consolidated investments or shareholder equity, or any decrease in AIC's or ALIC's statutory capital and surplus, or other items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Final Prospectus as amended or supplemented, except in each case for changes, increases or decreases which the Final Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (F) for the period from the date of the latest financial statements included or incorporated by reference in the Final Prospectus as amended or supplemented to the specified date referred to in Clause (E) there were any decreases in consolidated premiums earned, consolidated net investment income, or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Final Prospectus discloses have occurred or may occur or which are described in such letter; and (iv) In addition to the examination referred to in their report(s) included or incorporated by reference in the Final Prospectus as amended or supplemented and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (ii) and (iii) above, they have carried out certain procedures as specified in their letter, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear or are incorporated by reference in the Final Prospectus as amended or supplemented or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such specified amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                     SCHEDULE III TO UNDERWRITING AGREEMENT



PRINCIPAL SUBSIDIARIES                            JURISDICTION OF INCORPORATION



Allstate Insurance Company                                             Illinois
Allstate Life Insurance Company                                        Illinois